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                                                                    Exhibit 10-g
                                    AGREEMENT

     This Agreement ("Agreement") is dated as of December 22, 1997, by and between Trustmark Corporation, a Mississippi corporation (the "Company"), and Harry M. Walker (the "Executive").
     The Company desires to provide certain benefits described in this Agreement to the Executive and the Executive desires to accept such benefits on the terms and conditions of this Agreement.
     NOW, THEREFORE, in consideration of the mutual premises and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:
     1. Definition of Terms. As used in this Agreement, the following terms shall have the respective meanings indicated below:
     A. "Base Salary" means the Executive's annual base salary as in effect at any particular time.
     B. "Cause" means that the Executive has (i) committed an act of personal dishonesty, embezzlement or fraud; (ii) has misused alcohol or drugs; (iii) failed to pay any obligation owed to the Company or any affiliate; (iv) breached a fiduciary duty or deliberately disregarded any rule of the Company or any affiliate; (v) has committed an act of willful misconduct, or the intentional failure to perform stated duties; (vi) has willfully violated any law, rule or regulation (other than misdemeanors, traffic violations or similar offenses) or any final cease-and-desist order; (vii) has disclosed without authorization any Confidential Information of the Company or any affiliate, or has engaged in any conduct constituting unfair competition, or has induced any customer of the Company or any affiliate to breach a contract with the Company or any affiliate.
     C. "Change in Control" means any one of the following events: (1) the acquisition by any person of ownership of, holding or power to vote more than 20% of the Company's voting stock, (2) the acquisition by any person of the ability to control the election of a majority of the Company's board of directors, (3) the acquisition of a controlling influence over the management or policies of the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (Exchange
Act), or (4) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the board of directors (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. Notwithstanding the foregoing, in the case of (1), (2) and (3) hereof, ownership or control of the Company's voting stock by the only subsidiary of the Company or any employee benefit plan sponsored by the Company or any subsidiary shall not constitute a Change in Control. For purposes of this subparagraph, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization of any other form of entity not specifically listed herein;
     D. "Company's 1997 Long Term Incentive Plan" shall means the Trustmark Corporation 1997 Long Term Incentive Plan approved by its shareholders on March 11, 1997.

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     E.  "Confidential  Information"  means  all  trade  secrets,   confidential
information (including but not limited to confidential information with respect to marketing, product offerings or expansion plans) and financial matters of the Company and its subsidiaries.
     F. "Disability" means that the Executive becomes physically or mentally disabled during the Executive's employment with the Company so that he is unable to perform the services required of him for a period of 90 days.
     G. "Employee Benefits" means all group life, hospitalization and disability insurance plans, health programs, pension plans, similar benefit plans or other so called "fringe benefit programs" of the Company as are now existing or as may hereafter be revised or adopted and offered to senior executives of the Company or its affiliates generally.
     H. "Good Reason" means (1) a demotion in the Executive's status, title or position, or the assignment to the Executive of duties or responsibilities which are materially inconsistent with such status, title or position; (2) a material breach of this Agreement by the Company, provided the Company has not remedied such breach within thirty (30) days of receipt of written notice of such breach; or (3) a relocation of the executive offices of the Company to a location more than 50 miles outside of Jackson, Mississippi without the Executive's written consent given to the Company within thirty (30) days of the Executive's receipt of notification of such relocation by the Company.
     2. Change in Control. If at any time during the Executive's employment the Company experiences a Change in Control and within two (2) years after the date the Change in Control occurs (i) the Executive's employment is terminated other than for Cause, death or Disability or (ii) the Executive resigns for Good Reason, the following provisions shall apply:
     A. The Company shall pay to the Executive in a lump sum in cash within thirty (30) days after the effective date of termination the aggregate of the following amounts:
     (i) The sum of (1) the Executive's Base Salary and accrued vacation benefits through the date of termination to the extent not theretofore paid and
(2) the product of (x) the sum of (i) Executive's Base Salary rate immediately prior to the Change in Control and (ii) the highest annual bonus amount earned in either of the two (2) years preceding the year of the Change in Control, and
(y) a severance multiple of 2.0
     (ii) The Company shall continue to provide to the Executive the Employee Benefits for such period of time following the effective date of termination for
two  (2)  years,   reduced  by  any  employment  benefits  received  from  later employment; and
     (iii) Any stock options granted pursuant to the Company's 1997 Long Term Incentive Plan which have not vested shall immediately vest in the Executive in full. Any such stock options which were intended by the parties to be incentive stock options but which exceed the "$100,000 first exercisable rule" shall be converted into non-qualified stock options.
     3.  Noncompete.
     A. The Executive agrees that (1) during the period he is employed and for a period of twelve (12) months after termination of employment, he will not, without the prior written consent of the Board, directly or indirectly solicit,
entice,  persuade,  or  induce  any  employee,   director,  officer,  associate,
consultant, agent or independent contractor of the Company (i) to terminate such person's employment or engagement by the Company or (ii) to become employed by any person, firm, partnership, corporation, or other such enterprise other than the Company, its subsidiaries or affiliates, and (2) he shall not following the termination of his employment hereunder represent that he is any way connected with the business of the Company (except to the extent agreed to in writing by the Company).

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     B. The  Executive  agrees that during the period he is employed and, if the
Company terminates his employment for Cause or the Executive terminates his employment without Good Reason for a period of twelve (12) months thereafter he will not (except as a representative of the Company or with the prior written consent of the Board) engage, participate or make any financial investment, as an employee, director, officer, associate, consultant, agent, independent
contractor,   lender  or  investor,   in  the  business  of  any  person,  firm,
partnership,   corporation  or  other  enterprise  that  is  engaged  in  direct competition with the business of the Company in the State of Mississippi. Nothing in this paragraph B shall be construed to preclude the Executive from making any investments in the securities of any business enterprise whether or not engaged in competition with the Company, to the extent that such securities are actively traded on a national securities exchange or in the over-the-counter market in the United States or on any foreign securities exchange and represent less than one-percent (1%) of any class of securities of such business enterprise
     4. Non-Assignment. This Agreement and all of the Executive's rights and obligations hereunder are personal to the Executive and shall not be assignable; provided, however, that upon his death all of the Executive's rights to cash payments under this Agreement shall inure to the benefit of his widow, personal representative, designees or other legal representatives, as the case may be. Any person, firm or corporation succeeding to the business of the Company by merger, purchase, consolidation or otherwise shall assume by contract or operation of law the obligations of the Company hereunder, provided, however, that the Company shall, notwithstanding such assumption, remain liable and responsible for the fulfillment of its obligations under this Agreement.
     5. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or
unenforceable   in  any  respect  under  any  applicable  law  or  rule  in  any jurisdiction such invalidity, legality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
     6. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or if mailed, five days after the date of deposit in the United States mail, as follows:
                           (i)      if to the Company, to:
                                    Trustmark Corporation
                                    248 East Capitol Street
                                    Post Office Box 291
                                    Jackson, MS   39205
                                    Attention: Chief Executive Officer

                           (ii)     if to the Executive, to:
                                    Harry M. Walker
                                    148 St. Andrews Drive
                                    Jackson, MS 39211

     Any party may change its address for notice hereunder by notice to the other parties hereto.


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     7. Entire Agreement.  This Agreement  contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior representations, warranties and agreements, written or oral with respect thereto between the Company and the Executive.
     8. Waivers and Agreements. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.
     9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Mississippi, without regard to its principle of conflicts of law.
     10. Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.
     11. Board Approval. This Agreement has been authorized by action of the Executive Compensation Committee of the Board of Directors of the Company on December 22, 1997, as is referenced in the minutes of their meeting on that day.
     IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.

TRUSTMARK CORPORATION                              EXECUTIVE
By: /s/ Richard G. Hickson                         /s/ Harry M. Walker
    -------------------------                      -------------------
    Richard G. Hickson                             Harry M. Walker
    Chief Executive Officer